UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17100 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On July 28, 2026, Boot Barn Holdings, Inc. (the “Company”) entered into that certain Amendment No. 6 to Credit Agreement (the “Amendment”), by and among Wells Fargo Bank, National Association, the Company, Boot Barn, Inc., Sheplers, LLC, Sheplers Holding LLC, and the lenders named therein, which amends that certain Credit Agreement, dated as of June 29, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of January 25, 2017, Amendment No. 2 to Credit Agreement and Amendment No. 1 to Collateral Agreement, dated as of May 26, 2017, Amendment No. 3 to Credit Agreement, dated as of as of June 6, 2019, Amendment No. 4 to Credit Agreement and Amendment No. 2 to Collateral Agreement, dated as of July 11, 2022, and Amendment No. 5 to Credit Agreement, dated as of March 11, 2026, the “Credit Agreement”).

The Amendment increases the aggregate Revolving Credit Commitment (as defined therein) from $250,000,000 to $500,000,000 and extends the Maturity Date (as defined therein) to the earliest of (a) July 28, 2031 (or such later date that may be determined thereunder), (b) the date of termination of the entire Revolving Credit Commitment by the borrowers pursuant to Section 2.5 of the Credit Agreement, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a) of the Credit Agreement. Additionally, the Amendment revises the accordion feature to permit increases in the aggregate Revolving Credit Commitments by an amount not to exceed the greater of $100,000,000 and the suppressed availability, up to a maximum amount of Revolving Credit Commitments not to exceed $750,000,000, reduces the maximum amount of the swingline subfacility from the lesser of $20,000,000 and the Revolving Credit Commitment to the lesser of $10,000,000 and the Revolving Credit Commitment, eliminates the Credit Spread Adjustment (as defined therein) applicable to SOFR borrowings, and makes certain other amendments relating to certain covenant and reporting thresholds.

In addition to the foregoing, the Amendment also incorporates certain clarifying, ministerial, non-substantive, and conforming changes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On July 29, 2026, the Company issued a press release announcing certain financial results for its fiscal first quarter ended June 27, 2026. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information provided in this Item 2.02, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The Company is furnishing this Current Report on Form 8-K in connection with the disclosure of information contained in a supplemental financial presentation (the “Presentation”) to be used by the Company at various meetings with institutional investors and analysts. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K or other means. A copy of the Presentation is furnished herewith as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

The Company expressly disclaims any obligation to update or revise any of the information contained in the Presentation.

The Presentation is available on the Company’s investor relations website located at investor.bootbarn.com, although the Company reserves the right to discontinue that availability at any time. The website address included herein is an inactive textual reference only. The information contained on such website is not incorporated into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1

Amendment No. 6 to Credit Agreement (which amends and restates the Credit Agreement in its entirety), dated as of July 28, 2026, by and among the Company, Boot Barn, Inc., Sheplers Holding LLC (f/k/a Sheplers Holding Corporation), Sheplers, LLC (f/k/a Sheplers, Inc.), Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, and the other Lenders named therein.

Exhibit 99.1	Press release dated July 29, 2026.
Exhibit 99.2	Supplemental Financial Presentation dated July 29, 2026.
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: July 29, 2026	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary